Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: raiford_garrabrant@cree.com

Cree Reports Financial Results for the Second Quarter of Fiscal Year 2008

DURHAM, N.C., JANUARY 22, 2008– Cree, Inc. (Nasdaq: CREE), a market-leading innovator of semiconductors that enhance the value of solid-state lighting, power and communications products, today announced revenue of $119 million for its fiscal second quarter ended December 30, 2007. This represents a 5% increase compared to the fiscal first quarter of 2008 and a 34% increase compared to revenue of $88.8 million reported one year ago. GAAP net income for the second quarter was $6.6 million, or $0.08 per diluted share, compared to net income of $16.5 million or $0.21 per diluted share for the second quarter of fiscal 2007. Please note, the second quarter of fiscal year 2008 consisted of 14 weeks, compared to 13 weeks for the second quarter of fiscal year 2007.

The remainder of this press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges, gains and losses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

GAAP earnings of $0.08 per diluted share includes certain expenses totaling $5.6 million, net of tax, or $0.06 per diluted share due to certain items. These items consist of amortization of acquired intangibles of $0.04 per diluted share, stock-based compensation expense of $0.3 per diluted share, and a one-time property tax gain of $0.01 per diluted share. On a non-GAAP basis, adjusted to exclude these items, net income for the second quarter of fiscal 2008 was $12.2 million, or $0.14 per diluted share. On a non-GAAP basis, adjusted to exclude similar items as in fiscal 2008, as well as a gain on the sale of investments, net income for the second quarter of fiscal 2007 was $7.2 million, or $0.09 per diluted share.

“Q2 was a strong quarter for Cree, as we continued to execute our strategy and delivered revenue and earnings at the high end of our previously announced target range,” stated Chuck Swoboda, Cree chairman and CEO. “The revenue growth was driven by higher LED sales, with XLamp® orders and shipments growing double digits sequentially as we were successful in bringing on-line additional XLamp capacity in China. Looking ahead, the global momentum for sustainable, energy-efficient lighting products continued to build with the passage of the new U.S. Energy bill which will require the use of more efficient lighting technology and should further accelerate the adoption of LEDs.”

Recent Business Highlights:

➢
Revealed plans to convert all lighting at Cree’s Durham headquarters and manufacturing facility to LED lighting.  Energy usage for lighting has decreased by 48% in phase one of the conversion, and the results are available at www.ledworkplace.org.  The combination of energy savings, reduced maintenance and disposal costs, and the environmental savings demonstrate that LED lighting is now a real alternative to traditional lighting solutions.

➢
Launched the Cree Solutions Providers network to offer customers a full range of LED lighting-system solutions and design assistance to help accelerate time to market and reduce product development costs.

➢
Announced that Ann Arbor, MI, will join Raleigh, NC, and Toronto in the growing LED City™ initiative.  Ann Arbor plans to become the first U.S. city to convert 100 percent of its downtown streetlights to LED technology, and full implementation is projected to cut the city’s public lighting energy use in half and reduce greenhouse gas emissions by 2,425 tons of CO2 annually.

➢
Commercially released zero micropipe ZMP™ 100-mm, n-type silicon carbide (SiC) substrates.  With this achievement, Cree reinforces its position as the world’s leading manufacturer of SiC-based semiconductor materials.

Q2 2008 Financial Metrics:

➢	Gross margin increased to 35% of revenue from 31% in Q1.

➢	Cash flow from operations was $35.1 million.

➢	Cash and investments increased $29.4 million to $361.9 million from Q1.

Business Outlook:

For its third quarter of fiscal 2008 ending March 30, 2008, which is comprised of 13 weeks, Cree targets revenue in a range of $120 million to $125 million with GAAP earnings of $0.07 to $0.09 per diluted share and non-GAAP earnings of $0.14 to $0.16 per diluted share, based on an estimated 87.3 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $3.1 million, net of tax, and stock based compensation expense of $3.0 million, net of tax.

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal second quarter 2008 results and the fiscal third quarter 2008 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through February 5, 2008.

Supplemental financial information, including the non-GAAP reconciliation discussed below, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics,” “Quarter ending December 30, 2007,” at http://www.cree.com/investor/metrics.htm.

About Cree, Inc.

Cree is a market-leading innovator and manufacturer of semiconductors and devices that enhance the value of solid-state lighting, power and communications products by significantly increasing their energy performance and efficiency. Key to Cree’s market advantage is its world-class materials expertise in silicon carbide (SiC) and gallium nitride (GaN) for chips and packaged devices that can handle more power in a smaller space while producing less heat than other available technologies, materials and products.

Cree drives its increased performance technology into multiple applications, including exciting alternatives in brighter and more-tunable light for general illumination, backlighting for more-vivid displays, optimized power management for high-current, switch-mode power supplies and variable-speed motors, and more-effective wireless infrastructure for data and voice communications. Cree customers range from innovative lighting-fixture makers to defense-related federal agencies.

Cree’s product families include blue and green LED chips, lighting LEDs, LEDs for backlighting, power-switching devices and radio-frequency/wireless devices. For additional product specifications please refer to www.cree.com.

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips and packaged products; our ability to lower costs; potential changes in demand; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products, as well as production at our COTCO facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisition; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission, including our report on Form 10-K for the fiscal year ended June 24, 2007, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo and XLamp are registered trademarks, and LED City and ZMP are trademarks, of Cree, Inc.

CREE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	12/30/2007	12/24/2006	12/30/2007	12/24/2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Product revenue	$111,341	$81,522	$217,304	$178,940
Contract revenue	7,658	7,268	15,081	13,760
Total revenue	118,999	88,790	232,385	192,700

Cost of product revenue	71,251	52,626	143,831	108,499
Cost of contract revenue	5,952	5,795	12,018	10,932
Total cost of revenue	77,203	58,421	155,849	119,431

Gross margin	41,796	30,369	76,536	73,269

Operating expenses:
Research and development	14,901	14,287	27,678	28,653
Sales, general and administrative	18,211	12,576	36,373	24,522
Amortization of acquisition related intangibles	4,048	341	8,096	341
Loss on disposal or impairment of long-lived assets	474	85	1,209	182
Total operating expenses	37,634	27,289	73,356	53,698

Operating income	4,162	3,080	3,180	19,571

Non-operating income:
Gain on sale of investments, net	-	11,409	14,117	11,408
Other non-operating income	66	2	77	2
Interest income, net	4,516	3,980	8,232	7,846
Income from continuing operations before income taxes	8,744	18,471	25,606	38,827

Income tax expense	2,104	2,208	6,098	9,197
Net income from continuing operations	6,640	16,263	19,508	29,630

(Loss) income from discontinued operations, net of related tax effect	(20)	216	(174)	139
Net income	$6,620	$16,479	$19,334	$29,769

Diluted earnings per share:
Income from continuing operations	$0.08	$0.21	$0.22	$0.38
(Loss) income from discontinued operations	$(0.00)	$0.00	$(0.00)	$0.00
Net income	$0.08	$0.21	$0.22	$0.38

Weighted average shares of common
stock outstanding, basic	85,190	76,948	84,936	77,005

Weighted average shares of common
stock outstanding, diluted	86,848	78,093	86,713	78,043

CREE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	12/30/2007
	(Unaudited)	6/25/2007
Assets:
Current assets:
Cash, cash equivalents and short term investments	$295,121	$242,655
Accounts receivable, net	90,520	79,668
Inventory, net	75,063	71,068
Income taxes receivable and prepaid income taxes	3,246	7,947
Deferred income taxes	19,939	23,573
Prepaid expenses and other current assets	10,389	8,920
Assets of discontinued operations	150	301
Total current assets	494,428	434,132

Property and equipment, net	354,252	372,345
Long-term investments held to maturity	66,828	68,363
Intangible assets, net	89,573	96,138
Goodwill	144,334	141,777
Other assets	3,526	3,475
Total assets	$1,152,941	$1,116,230

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$36,612	$32,940
Accrued salaries and wages	10,197	10,241
Income taxes payable	6,856	4,504
Other current liabilities	6,212	6,259
Liabilities of discontinued operations	572	505
Total current liabilities	60,449	54,449

Long-term liabilities:
Deferred income taxes	36,499	38,758
Contingent tax reserves	5,792	5,792
Other long-term liabilities	173	129
Long-term liabilities of discontinued operations	924	1,103
Total long-term liabilities	43,388	45,782

Shareholders' Equity:
Common stock	107	106
Additional paid-in-capital	736,242	713,778
Comprehensive income	1,168	9,826
Retained earnings	311,587	292,289
Total shareholders' equity	1,049,104	1,015,999
Total liabilities and shareholders' equity	$1,152,941	$1,116,230

The following is a reconciliation showing how Cree, Inc.'s second quarter income statements for fiscal 2008 and 2007 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Q2 2008 & 2007 Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	December 30, 2007				December 24, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Product revenue	$111,341	$-		$111,341	$81,522	$-		$81,522
Contract revenue	7,658	-		7,658	7,268	-		7,268
Total revenue	118,999	-		118,999	88,790	-		88,790

Cost of product revenue	71,251	(726)	(a)	70,525	52,626	(1,000)	(a)	51,626
Cost of contract revenue	5,952	-		5,952	5,795	-		5,795
Total cost of sales	77,203	(726)		76,477	58,421	(1,000)		57,421

Gross margin	41,796	726		42,522	30,369	1,000		31,369
Gross margin percentage	35%			36%	34%			35%

Operating expenses:
Research and development	14,901	(1,039)	(a)	13,862	14,287	(652)	(a)	13,635
Sales, general and administrative	18,211	(1,492)	(a)(b)	16,719	12,576	(1,066)	(a)	11,510
Amortization of acquisition related intangibles	4,048	(4,048)	(c)	-	341	(341)	(c)	-
Loss on disposal of assets	474	-		474	85	-		85
Total operating expenses	37,634	(6,579)		31,055	27,289	(2,059)		25,230

Operating (loss) income	4,162	7,305		11,467	3,080	3,059		6,139

Non-operating income:
Gain (loss) on investments in securities	-	-		-	11,409	(11,351)	(e)	58
Other non-operating income	66	-		66	2	-		2
Net interest income	4,516	-		4,516	3,980	-		3,980
Income from continuing operations before income taxes	8,744	7,305		16,049	18,471	(8,292)		10,179

Income tax expense	2,104	1,753	(d)	3,857	2,208	715	(f)	2,923
Net income from continuing operations	6,640	5,552		12,192	16,263	(9,007)		7,256

Income (loss) from discontinued operations, net of related tax	(20)	-		(20)	216	(287)	(g)	(71)
Net income	$6,620	$5,552		$12,172	$16,479	$(9,294)		$7,185

Earnings per diluted share:
From continuing operations	$0.08	$0.06		$0.14	$0.21	$(0.12)		$0.09
From discontinued operations	$(0.00)	$-		$(0.00)	$0.00	$(0.00)		$(0.00)
From net income	$0.08	$0.06		$0.14	$0.21	$(0.12)		$0.09

Weighted average shares of common
stock outstanding, basic	85,190	-		85,190	76,948	-		76,948

Weighted average shares of common
stock outstanding, diluted	86,848	-		86,848	78,093	-		78,093

(a) Non-cash stock-based compensation expense of $726 in costs of product revenue, $1,039 in research and development and $2,174 in sales, general and administrative for the three months ended December 30, 2007 and $1,000 in costs of product revenue, $652 in research and development and $1,066 in sales, general and administrative for the three months ended December 24, 2006.

(b) Reversal of $682 in personal property assessment related to settling the audits of our 2002 through 2007 property tax returns with the County of Durham.

(c) Amortization expense of $4,048 for the three months ended December 30, 2007 and $341 for the three months ended December 24, 2006 recognized on intangible assets resulting from prior year acquisitions.

(d) Tax effects of non-cash stock-based compensation expense, the reversal of a portion of the amount accrued related to our personal property tax assessments and amortization related to acquisition related intangible assets.

(e) Gain on the sale of 931,000 shares of Color Kinetics Incorporated common stock.

(f) Tax effect related to non-cash stock-based compensation expense, the change in valuation allowance on our investment in Color Kinetics Incorporated common stock and the retroactive reinstatement of R&D tax credit, and amortization of acquisition related intangible assets.

(g) Gain realized as a result of entering into a sublease agreement at Cree Microwave.

The following is a reconciliation showing how Cree, Inc.'s year to date income statements for fiscal 2008 and 2007 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Six Months Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended				Six Months Ended
	December 30, 2007				December 24, 2006
	GAAP	Adjustments		As Adjusted	GAAP	Adjustments		As Adjusted

Product revenue	$217,304	$-		$217,304	$178,940	$-		$178,940
Contract revenue	15,081	-		15,081	13,760	-		13,760
Total revenue	232,385	-		232,385	192,700	-		192,700

Cost of product revenue	143,831	(1,640)	(a)	142,191	108,499	(2,207)	(a)	106,292
Cost of contract revenue	12,018	-		12,018	10,932	-		10,932
Total cost of sales	155,849	(1,640)		154,209	119,431	(2,207)		117,224

Gross margin	76,536	1,640		78,176	73,269	2,207		75,476
Gross margin percentage	33%			34%	38%			39%

Operating expenses:
Research and development	27,678	(1,936)	(a)	25,742	28,653	(1,775)	(a)	26,878
Sales, general and administrative	36,373	(4,656)	(a)(b)	31,717	24,522	(2,443)	(a)	22,079
Amortization of acquisition related intangibles	8,096	(8,096)	(c)	-	341	(341)	(c)	-
Loss on disposal of assets	1,209	-		1,209	182	-		182
Total operating expenses	73,356	(14,688)		58,668	53,698	(4,559)		49,139

Operating income	3,180	16,328		19,508	19,571	6,766		26,337

Non-operating income:
Gain (loss) on investments in securities	14,117	(14,117)	(d)	-	11,408	(11,351)	(d)	57
Other non-operating income	77	-		77	2	-		2
Net interest income	8,232	-		8,232	7,846	-		7,846
Income from continuing operations before income taxes	25,606	2,211		27,817	38,827	(4,585)		34,242

Income tax expense	6,098	547	(e)	6,645	9,197	1,594	(e)	10,791
Net income from continuing operations	19,508	1,664		21,172	29,630	(6,179)		23,451

Loss from discontinued operations, net of related tax	(174)	-		(174)	139	(271)	(f)	(132)
Net income	$19,334	$1,664		$20,998	$29,769	$(6,450)		$23,319

Earnings per diluted share:
From continuing operations	$0.22	$0.02		$0.24	$0.38	$(0.08)		$0.30
From discontinued operations	$(0.00)	$-		$(0.00)	$0.00	$(0.00)		$(0.00)
From net income	$0.22	$0.02		$0.24	$0.38	$(0.08)		$0.30

Weighted average shares of common
stock outstanding, basic	84,936	-		84,936	77,005	-		77,005

Weighted average shares of common
stock outstanding, diluted	86,713	-		86,713	78,043	-		78,043

(a) Non-cash stock-based compensation expense of $1,640 in costs of product revenue, $1,936 in research and development and $3,608 in sales, general and administrative for the six months ended December 30, 2007 and $2,207 in costs of product revenue, $1,775 in research and development and $2,443 in sale, general and administrative for the six months ended December 24, 2006.

(b) Personal property assessment of $1,048 related to finalizing the audits of our 2002 through 2007 property tax returns.

(c) Amortization expense of $8,096 for the six months ended December 30, 2007 and $341 for the six months ended December 24, 2006 recognized on intangible assets resulting from prior year acquisitions.

(d) Gain on the sale of 500,000 shares of Color Kinetics Incorporated common stock during the six months ended December 30, 2007 and on the sale of 931,000 shares of Color Kinetics Incorporated common stock during the six months ended December 24, 2006.

(e) Tax effects for non-cash stock-based compensation expense, personal property tax assessment, the amortization of acquisition related intangible assets and on the sale of Color Kinetics Incorporated common stock.

(f) Gain realized as a result of entering into a sublease agreement at Cree Microwave.